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Exhibit 23.2

CONSENT OF PRICEWATERHOUSECOOPERS GMBH
TO INCORPORATION BY REFERENCE

        We hereby consent to the incorporation by reference in this Registration Statement of Ecolab Inc. on Form S-8 and the related Prospectus for the Ecolab Inc. 2002 Stock Incentive Plan of our report dated January 11, 2002 relating to the combined financial statements and related financial statement schedule of Henkel-Ecolab, which appear in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Incorporation of Documents by Reference" in this Registration Statement.

/s/ PricewaterhouseCoopers GMBH

PricewaterhouseCoopers
Gesellschaft mit beschränkter Haftung
Wirtschaftsprüfungsgesellschaft
Düsseldorf, Germany
August 9, 2002

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  Exhibit 23.2
CONSENT OF PRICEWATERHOUSECOOPERS GMBH TO INCORPORATION BY REFERENCE